Exhibit 99.3

With respect to our inertial navigation product line, our management estimates that (i) programs currently in production or awarded with leading prime contractors world-wide will result in approximately $605 million of lifetime contract value and (ii) we have identified an additional approximately $300 million of potential new opportunities. Based on industry reports, we believe the estimated global market size for high- end inertial sensors in 2021 was over $3 billion.

Non-GAAP Financial Measures

We conform to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of our financial statements. We have presented below certain supplemental non-GAAP measures for gross profit, gross profit margin and adjusted EBITDA for our Inertial Navigation product line and our Broadband and Defense Optoelectronics product lines for the fiscal quarters ended December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023.

	Q3 FY23 (6/30/2023)		Q2 FY23 (3/31/2023)		Q1 FY23 (12/31/2022)
($ in thousands)	Inertial Nav.	Broadband/ Def. Opto.*	Inertial Nav.	Broadband/ Def. Opto.*	Inertial Nav.	Broadband/ Def. Opto.*
Revenue	26,718.3	(20.1)	24,250.4	2,569.2	19,978.6	4,974.5
Non-GAAP Gross Profit	7,883.1	(3,542.9)	5,295.6	(985.5)	4,942.7	(1,118.9)
Non-GAAP Gross Margin	29.5%	17626.4%	21.8%	-38.4%	24.7%	-22.5%
Adjusted EBITDA	(1,332.4)	(3,005.6)	(4,408.6)	(2,109.4)

	Q4 FY22 (9/30/2022)		Q3 FY22 (6/30/2022)		Q2 FY22 (3/31/2022)		Q1 FY22 (12/31/2021)
		Broadband/		Broadband/		Broadband/		Broadband/
	Inertial Nav.	Def. Opto.*	Inertial Nav.	Def. Opto.*	Inertial Nav.	Def. Opto.*	Inertial Nav.	Def. Opto.*
Revenue	19,666.8	5,897.6	9,891.3	13,784.8	7,614.7	25,034.8	8,144.8	34,090.8
Non-GAAP Gross Profit	521.2	(83.3)	631.7	3,589.6	1,263.0	8,384.6	1,561.1	14,401.7
Non-GAAP Gross Margin	2.7%	-1.4%	6.4%	26.0%	16.6%	33.5%	19.2%	42.2%

*	The totals in this column represent the defense optoelectronics product category, previously reported in the aerospace and defense segment, on a combined basis with the broadband segment.

Management believes these supplemental non-GAAP measures reflect our core ongoing operating performance and facilitates comparisons across reporting periods. We use these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. We have, regardless of result, applied consistent rationale, methods and adjustments when presenting supplemental non-GAAP measures and reconciling non-GAAP measures to the most directly comparable GAAP measure.

Our disclosures of these measures should be read only in conjunction with the section of this prospectus supplement titled “Risk Factors” as well as the risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, in the section of this prospectus supplement titled “Forward-Looking Statements”, and our consolidated financial statements and related notes incorporated by reference in this registration statement. Non-GAAP measures should not be viewed as a substitute for our GAAP results.

EMCORE GAAP to Non-GAAP Reconciliations

	1Q22	2Q22	3Q22	4Q22	1Q23		2Q23		3Q23
$ in thousands	GP	GP	GP	GP	GP	Op Profit	GP	OP Profit	GP	OP Profit
EMKR GAAP	15,797	9,017	3,898	1,006	3,059	(11,540)	3,711	(12,044)	3,500	(9,961)
	37%	28%	16%	4%	12%		14%		13%
Stock Based Compensation	151	178	275	348	387	1,734	331	1,535	436	1,713
Asset Retirement Obligation	9	9	9	64	51	51	(18)	(18)	51	51
Acquisition Related	6	12	40	58	326	2,386	287	287	353	353
Restructuring, Separations, & Transitions	—	432	—	—	—	475	—	1,247	—	2,161
Litigation Related	—	—	—	—	—	105	—	884	—	(1,086)
Variable Compensation Adjustment	—	—	—	(1,040)	—	—	—	—	—	—
Asset Impairment	—	—	—	—	—	—	—	—	—	—
Gain/Loss on Asset Sales	—	—	—	—	—	(1,171)	—	—	—	—
EMKR Non-GAAP	15,963	9,648	4,222	436	3,823	(7,960)	4,311	(8,085)	4,340	(6,769)
	38%	30%	18%	2%	15%		16%		16%
Depreciation						1,450		1,566		2,431
EMKR Adjusted EBITDA						(6,510)		(6,519)		(4,338)
EMKR Adjusted EBITDA Margin						-26%		-24%		-16%

Inertial Navigation GAAP to Non-GAAP Reconciliations

	1Q22	2Q22	3Q22	4Q22	1Q23		2Q23		3Q23
						Op		OP		OP
$ in thousands	GP	GP	GP	GP	GP	Profit	GP	Profit	GP	Profit
Inertial Navigation GAAP	1,491	1,180	483	911	4,379	(6,916)	4,861	(8,644)	7,260	(2,904)
	18%	15%	5%	5%	22%		20%		27%
Stock Based Compensation	63	70	108	151	199	1,354	211	1,177	264	1,248
Asset Retirement Obligation	1	1	1	57	39	39	(30)	(30)	39	39
Acquisition Related	6	12	40	65	326	2,386	254	1,518	320	643
Restructuring, Separations, & Transitions	—	—	—	—	—	—	—	—	—	—
Litigation Related	—	—	—	—	—	105	—	884	—	(1,086)
Variable Compensation Adjustment	—	—	—	(662)	—	—	—	—	—	—
Asset Impairment	—	—	—	—	—	—	—	—	—	—
Gain/Loss on Asset Sales	—	—	—	—	—	(1,171)	—	—	—	—
Inertial Navigation Non-GAAP	1,561	1,263	632	522	4943	(4,203)	5,296	(5,095)	7,883	(2,060)
	19%	17%	6%	3%	25%		22%		30%
Depreciation						688		687		728
Inertial Navigation Adjusted EBITDA						(3,515)		(4,408)		(1,332)
Inertial Nav Adjusted EBITDA Margin						-18%		-18%		-5%

Broadband and Defense Optoelectronics GAAP to Non-GAAP Reconciliations

	1Q22	2Q22	3Q22	4Q22	1Q23			2Q23			3Q23
							Op			Op			Op
$ in thousands	GP	GP	GP	GP	GP	Opex	Profit	GP	Opex	Profit	GP	Opex	Profit
Broadband GAAP	14,113	7,784	2,347	118	(1,049)	2,663	(3,712)	(1,805)	1,348	(3,153)	(3,662)	2,868	(6,530)
Plus: Defense Optoelectronics	193	53	1,068	(23)	(271)	641	(912)	655	902	(247)	(98)	429	(527)
Broadband GAAP & Def-Opto	14,306	7,837	3,415	95	(1,320)	3,304	(4,624)	(1,150)	2,250	(3,400)	(3,760)	3,297	(7,057)
	42%	31%	25%	2%	-27%			-45%			NM
Stock Based Compensation	88	108	167	197	188	192	380	120	238	358	172	293	465
Asset Retirement Obligation	8	8	8	7	12	—	12	12	—	12	12	—	12
Acquisition Related	—	—	—	(7)	—	—	—	33			33	(323)	(290)
Restructuring, Separations, & Transitions	—	432	—	—	—	475	475	—	(17)	(17)	—	2,161	2,161
Litigation Related	—	—	—	—	—	—	—	—	—	—	—	—	—
Variable Compensation Adjustment	—	—	—	(378)	—	—	—	—	—	—	—	—	—
Asset Impairment Charge	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain/Loss on Asset Sales	—	—	—	—	—	—	—	—	24	24	—	—	—
Broadband & Def-Opto Non-GAAP	14,402	8,385	3,590	(86)	(1,120)	2,637	(3,757)	(985)	2,005	(2,990)	(3,543)	1,166	(4,709)
	42%	33%	26%	-1%	-23%			-38%			NM
Depreciation							762			879			1,703
Broadband & Def-Opto Adjusted EBITDA							(2,995)			(2,111)			(3,006)
B’band & Def-O Adjusted EBITDA Margin							-76%			-116%			NM

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